 Exhibit 99.1

Timber Pharmaceuticals Announces Appointment of John Koconis as Chairman of the Board of Directors

- Edward J. Sitar appointed as Lead Independent Director of the Board -

- Company establishes Science and Technology Committee to be chaired by Dr. David Cohen -

Basking Ridge, N.J., April 23, 2021 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced that Chief Executive Officer John Koconis has been appointed as Chairman of the Board of Directors. The Company also announced that Edward J. Sitar has been appointed as Lead Independent Director of the Board and David Cohen, M.D., will serve as Chair of the Company’s new Science and Technology Committee.

“This is a truly exciting time for Timber as we complete our initial year of operations as a public company and advance to late stages of clinical research, and I look forward to serving as Chairman of the Board in partnership with Mr. Sitar and our other experienced directors along with the excellent team we have in place,” said John Koconis, Chairman and Chief Executive Officer of Timber. “We are also pleased to launch a new Science and Technology Committee that will be led by Dr. Cohen, a renowned expert in dermatology, which will guide our development programs targeting rare dermatologic conditions including congenital ichthyosis, facial angiofibromas, and sclerotic dermatologic diseases.”

Mr. Koconis has served as Chief Executive Officer of Timber since 2019. As both a strategic and operational leader in the pharmaceutical sector with over 25 years of experience, he has led successful teams in global markets launching products in broad, specialty and orphan dermatology. Mr. Koconis previously held leadership positions with LEO Pharma, Sanofi/Genzyme, and Castle Creek Pharmaceuticals.

Mr. Sitar has served as a director on our Board since May 2020. Mr. Sitar has had extensive financial leadership experience. Since July 2019, Mr. Sitar has served as the Chief Financial Officer of 9 Meters Biopharma, Inc. formerly known as Innovate Biopharmaceuticals Inc., a clinical stage biotechnology company. Mr. Sitar has extensive experience with public companies like Timber and the challenges growing companies face.

Dr. Cohen has also served on the Timber Board of Directors since 2020. He is the Charles C. and Dorothea E. Harris Professor of Dermatology at New York University School of Medicine, where he also serves as Chief of Allergy and Contact Dermatitis, Vice Chairman of Clinical Affairs, and Director of Occupational and Environmental Dermatology. In addition to his scientific credentials Dr. Cohen has also served on numerous public and private company boards.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and scleroderma. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.

John Koconis

Chairman and Chief Executive Officer

jkoconis@timberpharma.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 863-6341

sprince@pcgadvisory.com

Media Relations:

Adam Daley

Berry & Company Public Relations

(212) 253-8881

adaley@berrypr.com